SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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CALVERT IMPACT FUND, INC.

(Name of Registrant as Specified in Its Charter)

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CALVERT GLOBAL ENERGY SOLUTIONS FUND
a series of CALVERT IMPACT FUND, INC.
4550 Montgomery Avenue, Suite 1000N
Bethesda, Maryland 20814
INFORMATION STATEMENT
Notice Regarding a Change of Control of the Fund’s Subadvisor
This Information Statement is being supplied to all shareholders of the Calvert Global Energy Solutions Fund (the “Fund”), a series of Calvert Impact Fund, Inc. This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy, and you are requested not to send us a proxy.
Pursuant to an exemptive order granted by the United States Securities and Exchange Commission on December 17, 1996, Calvert Impact Fund, Inc. (“CIF”) and the Fund’s investment adviser, Calvert Investment Management, Inc. (“CIM” or the “Advisor”), may enter into and materially amend the investment subadvisory agreement without obtaining shareholder approval.
The rationale for this grant of authority is that the Advisor’s constant supervision of the subadvisor permits the proportion of shareholders’ assets subject to a particular subadvisor style to be reallocated, a new subadvisor to be introduced or (as is the case here) control of a subadvisor to be changed, in response to changing market conditions or subadvisor performance, in an attempt to improve the Fund’s overall performance. In essence, the exemptive order permits the Advisor to select the subadvisor best suited to achieve the Fund’s investment objective. The reason you are receiving this Information Statement is because control of the parent company of the Fund’s subadvisor has changed. The subadvisor, portfolio managers and fees have not changed. Moreover, neither the investment objective nor investment policies have changed.
Obtaining shareholder approval of a change of control of a subadvisor and investment subadvisory agreement imposes costs on a fund without advancing shareholder interests. Shareholders’ interests are adequately protected by their voting rights with respect to the investment advisory agreement and the responsibilities assumed by the Advisor and the Fund’s Board of Directors (the “Board”). Furthermore, it has become increasingly difficult to obtain shareholder quorums for shareholder meetings. Accordingly, pursuant to the exemptive order, as discussed above, as well as in the Prospectuses and Statement of Additional Information for the Fund, both dated February 1, 2016, and following the change of control of the parent of the Fund’s subadvisor, CIF is providing information about such change of control.
This Information Statement is expected to be mailed to shareholders of record on or about
May 9, 2016.

Shareholders of record at the close of business on April 4, 2016 (“record date”) are entitled to receive this Information Statement. As of this date, as shown on the books of the Fund, there were issued and outstanding the following shares:

Class of Shares	# of Shares Outstanding
Class A	12,121,292.270
Class C	2,467,433.979
Class I	109,632.484
Class Y	1,708,510.802
As of the record date, the Board and officers of the Fund beneficially owned less than 1% of the outstanding shares of the Fund. As of the record date, the following shareholders owned of record or beneficially 5% or more of the outstanding voting securities of the Fund as shown:

Raymond James	14.95% of Class A
American Enterprise Investment Services	10.52% of Class A
Pershing LLC	9.02% of Class A
Charles Schwab & Co., Inc.	6.81% of Class A
MLPF&S	14.46% of Class C
Pershing LLC	11.86% of Class C
First Clearing LLC	9.29% of Class C
American Enterprise Investment Services	7.80% of Class C
Lutheran Community Foundation	24.77% of Class I
Nationwide Trust Company	19.43% of Class I
Great-West Trust Company LLC	10.49% of Class I
Charles Schwab & Co., Inc.	10.02% of Class I
Pershing LLC	29.00% of Class Y
UBS WM USA	18.07% of Class Y
First Clearing LLC	17.91% of Class Y
Charles Schwab & Co., Inc.	13.32% of Class Y
MLPF&S	6.81% of Class Y
Raymond James	5.88% of Class Y
National Financial Services Corporation	5.71% of Class Y
Background. CIM serves as investment advisor to CIF and to the several other registered investment companies in the Calvert Family of Funds. Calvert Investment Distributors, Inc. (“CID”) serves as the principal underwriter to CIF. Calvert Investment Administrative Services, Inc. (“CIAS”) has been retained by CIF to provide certain administrative services necessary to the conduct of its affairs. Calvert Investment Services, Inc. (“CIS”) serves as the shareholder servicing agent for CIF. CIM, CID, CIAS and CIS are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, and are indirect, wholly owned subsidiaries of Ameritas Mutual Holding Company.
CIM serves as the investment advisor to the Fund pursuant to an investment advisory agreement between CIF and CIM dated October 31, 2000, as amended May 31, 2007, with respect to the Fund (the “Advisory Agreement”). The Board, including the Directors who are not “interested persons” (“Independent Directors”), as defined under the Investment Company Act of 1940, as amended (“1940 Act”), last approved the continuance of the Advisory Agreement on
December 8, 2015.

Kleinwort Benson Investors International Ltd. (“KBI”) serves as subadvisor to the Fund. KBI and its predecessor (KBC Asset Management Limited (“KBC”)) have served as subadvisor since the Fund’s inception in May 2007. KBI is majority-owned and controlled by Kleinwort Benson Investors Dublin Ltd. (“KBI Dublin”), whose headquarters are located in Dublin, Ireland. KBI Dublin in turn is owned by the BHF Kleinwort Benson Group SA (“BHFKB”), which in turn is a wholly owned subsidiary of Oddo & Cie (“Oddo”).
Change in Control. Prior to January 13, 2016, the primary shareholders of BHFKB included Fosun, Franklin Templeton Institutional, LLC, Oddo, Aqton SE, Blackrock Group and entities affiliated with private equity investor Timothy C. Collins. On January 13, 2016, Oddo acquired additional shares of BHFKB, resulting in an equity interest in excess of 25%, which ultimately increased to a 100% equity interest in BHFKB following the subsequent acquisition of additional shares of BHFKB by Oddo. Oddo's acquisition of additional shares of BHFKB, the subadvisor's ultimate parent company, on January 13, 2016, was deemed to be a “change of control” under the 1940 Act, resulting in the automatic termination of the subadvisory contract between CIM and KBI with respect to the management of the Fund. Oddo is an independent Franco-German financial services group with over 100 billion euros in assets under management.
Board Action. On January 25, 2016, the Board held a special meeting by teleconference and approved an interim subadvisory agreement with KBI to continue KBI’s management of the Fund, pursuant to Rule 15a-4 under the 1940 Act. At an in-person meeting of the Board on March 1, 2016, the Board approved a new subadvisory agreement between CIM and KBI relating to KBI’s management of the Fund (see attached Exhibit A). In order to make the decision to continue with KBI as subadvisor, the Board had requested and reviewed written responses from KBI to a due diligence questionnaire circulated on the Board’s behalf. The Board discussed the materials with counsel to the Directors who are not interested persons of the Fund (as that term is defined in the 1940 Act) (“Independent Directors”). In connection with its deliberations, the Board received an oral presentation from the Adviser and was assisted by the advice of counsel to the Independent Directors. The Board also considered, among other things, the Fund’s long-term relationship with KBI, KBI’s commitment to the Fund’s corporate responsibility standards and strategies, the investment performance of the Fund and the Fund’s overall expense structure.
Board Considerations. The Board oversees the management of the Fund, and, as required by law, initially approved and annually thereafter determines whether to renew the investment advisory agreement and subadvisory agreement for the management of the Fund. The Board received information from CIM about KBI and Oddo and was advised by CIM that the new ownership of BHFKB would not alter any of the factors that the Board considered on December 8, 2015, when it extended the term of KBI’s subadvisory agreement to January 1, 2017. In particular, CIM informed the Board that the KBI portfolio management team, the investment strategies employed by them in managing the Fund, and KBI’s day-to-day management of the Fund would not change as a result of the change in control.
The Board was advised by counsel to the Independent Directors and was informed of the standards it should apply in determining whether to approve the new subadvisory agreement with KBI. The Board was also provided information with respect to the factors noted below.
The Directors engaged in a detailed discussion with representatives from CIM’s management team. Based on the Directors’ deliberations and their evaluation of the information described above, the

Directors and the Independent Directors, in separate votes, unanimously approved the new subadvisory agreement with KBI.
The following is a discussion of the factors considered by the Board:

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Nature, Extent and Quality of Services Provided by KBI. In considering the nature, extent and quality of services to be provided by KBI in the day-to-day management of the Fund, the Directors considered the high quality of services KBI has provided to the Fund, including KBI’s management style and the capability and professional experience of KBI’s personnel and its overall resources. The Directors recognized KBI’s long-standing presence in the investment management arena, and its depth of experience in managing mutual fund assets and in managing comparable strategies. The Directors noted that KBI continues to have the compliance, trading and investment resources necessary for the implementation of the Fund’s investment objectives and strategies. Based upon their review of the information provided by CIM, the Directors were satisfied with the nature, extent and quality of the services continuing to be provided by KBI to the Fund.

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Performance. The Board considered the KBI portfolio management team’s investment experience and reviewed the historical performance of the Fund under KBI’s management, including Fund performance relative to the Fund’s benchmark and peer group, as set forth in the due diligence questionnaire. The Directors determined that KBI’s investment capabilities and investment strategies continued to be appropriate for pursuing the investment objective of the Fund.

•	Continuity. The Board recognized that entering into a new subadvisory agreement with KBI would provide for the continuity of the Fund’s portfolio managers and portfolio management strategies.

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Costs and Profitability. The Directors considered the investment advisory fees applicable to the Fund, and the existing advisory and subadvisory fee arrangement (see “Compensation” under “Investment Subadvisory Agreement” below). The Directors noted that the contractual limitation on direct net annual fund operating expenses agreed to by CIM would remain in effect through January 31, 2017, resulting in direct net operating expenses that will not exceed 1.85% for Class A shares, 2.60% for Class C shares, 1.60% for Class Y shares and 1.40% for Class I shares. CIM has further agreed to contractually limit direct net operating expenses to 3.00% for Class Y shares through January 31, 2023 and to 2.00% for Class I shares through January 31, 2026.

For the fiscal year ended September 30, 2015, KBI received $587,211 in subadvisory fees from CIM for management of the Fund.
The Directors also noted that (1) the term of the new subadvisory agreement will not extend beyond the term of the original subadvisory agreement and (2) CIM presented profitability data to the Board at the December 2015 meeting as required by law when KBI’s subadvisory agreement was last continued. Based upon its review, the Board determined that the advisory fee was reasonable and appropriate in light of: (1) the services to be provided, (2) the management fees and overall expense ratios of comparable funds and (3) the anticipated profitability of the Fund to CIM and KBI.

•	Economies of Scale. The Board considered CIM’s advisory fee and determined that the fee reflects the current market environment and the competitive nature of the mutual fund industry.
NOTE: The following discussion pertains to the continued sub-advisory services now provided to the Fund by KBI.
Investment Subadvisor. KBI is a corporation organized under the laws of Ireland, and is a majority-owned subsidiary of KBI Dublin, which is owned by BHFKB. BHFKB is 100% owned by Oddo. KBI (through its predecessor KBC) registered with the Securities and Exchange Commission as an investment adviser in 2001. As of December 31, 2015, the combined assets under management of KBI and KBI Dublin were approximately $7.9 billion.
KBI currently does not provide investment advisory services to any other mutual funds with an investment objective similar to that of the Fund.
Information is provided below identifying each member of the team who is employed by or associated with KBI and primarily responsible for the day-to-day management of the Fund (each a “Portfolio Manager”). The Statement of Additional Information for the Fund dated February 1, 2016, provides additional information about each Portfolio Manager’s management of other accounts, compensation, and ownership of securities in the Fund. The Fund will continue to be managed by the existing portfolio management team.

Name of Portfolio Manager	Title	Length of Service with KBI	Business Experience During Last 5 Years	Role on Portfolio Management Team
Treasa Ni Chonghaile	Portfolio Manager	Since 1999	Equity Portfolio Management, KBI	Portfolio Manager
Colm O’Connor	Portfolio Manager	Since 2003	Equity Portfolio Management, KBI	Portfolio Manager
The Fund’s investment objective and policies have not changed as a result of the change in control described above.
KBI’s principal business address is 3rd Floor, 2 Harbourmaster Place, IFSC, Dublin 1, Ireland. Its directors and principal executive officers are as follows:
Name and Title        Principal Occupation
Sean Hawkshaw        Director & Chief Executive Officer
Derval Murray            Chief Compliance Officer
Noel O’Halloran        Chief Investment Officer
Gerard Solan            Chief Financial Officer and Chief Operating Officer
Geoffery Blake        Director & Head of Business Development
Rudiger Schmid-Kuhnhofer     Non-Executive Director
George Aylward        Non-Executive Director
Investment Subadvisory Agreement. The terms of the new subadvisory agreement between CIM and KBI with respect to the Fund are identical in all respects to the terms of the prior subadvisory agreement, except that the commencement date of the new subadvisory agreement is March 1, 2016. The general terms of the subadvisory agreement between CIM and KBI include:

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The services to be provided to CIF. Investment advisory services (manage Fund assets and execute portfolio transactions); reports to CIF; reports and other communications to shareholders; assistance with the valuation of Fund assets; and periodic consultations with portfolio managers.

•	General obligations of KBI. Manage the Fund in accordance with Fund guidelines and restrictions, under the direction of CIM and the Board.

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Expenses of the Fund. KBI will pay all salaries and expenses it incurs in connection with performance of its obligations under the subadvisory agreement, except for the cost of securities and other investments and any brokerage commissions.

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Liability issues. KBI is liable for any breach of its obligations and duties under the subadvisory agreement and is required to indemnify CIM and the Fund for losses resulting from its willful misfeasance, bad faith, or gross negligence in the performance of its duties on behalf of the Fund or from reckless disregard of its duties. KBI shall not be liable for any direct or consequential loss, claim, damage, expense or liability suffered by CIM or the Fund caused by an event or events or circumstances beyond KBI’s reasonable control which delays, interrupts or prevents the performance by KBI of its obligations under the subadvisory agreement.

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Continuation of the Agreement. The subadvisory agreement provides for automatic termination unless its continuance is approved at least annually by (1) either the Board or a majority of the outstanding shares of the Fund and (2) the Independent Directors. The subadvisory agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, CIM, or the holders of a majority of the outstanding shares of the Fund, upon 60 days’ prior written notice. Currently, the subadvisory agreement will continue until January 1, 2017 unless terminated earlier, and provided that it may be continued annually thereafter.

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Compensation. Pursuant to the advisory agreement between CIF and CIM, the Fund will pay CIM an annual fee, computed daily and payable monthly in arrears, equal to 0.95% of the average daily net assets of the Fund (“Fund Assets”). Pursuant to the subadvisory agreement between CIM and KBI, CIM pays KBI an annual fee, computed daily and payable monthly in arrears, equal to 0.60% of the Fund’s average daily net assets it manages up to and including $150 million and 0.50% of such average daily net assets in excess of $150 million. For the fiscal year ended September 30, 2015, CIM paid KBI $587,211 in fees for the management of the Fund.

Shareholder Reports. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to CIF at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 or by calling 800-368-2745.
Delivery of Documents to Shareholders Sharing an Address. Only one Information Statement is being delivered to multiple shareholders sharing an address unless CIF has received contrary instructions. Upon written or oral request, a separate copy of this Information Statement will be delivered to shareholders at a shared address, to which a single copy of the document was delivered. If you wish to receive a separate Information Statement, or wish to request a single copy of Information Statements in the future (if you are receiving multiple copies), contact CIF as directed under “Shareholder Reports” above.

Exhibit A
INVESTMENT SUBADVISORY AGREEMENT
INVESTMENT SUBADVISORY AGREEMENT, effective March 1, 2016, by and between Calvert INVESTMENT Management, Inc., a Delaware corporation registered as an investment Advisor under the Investment Advisers Act of 1940 (the "Advisor"), and KLEINWORT BENSON INVESTORS INTERNATIONAL LTD, an Irish corporation, registered as an Investment Adviser under the Investment Advisors Act of 1940 and regulated by the Irish Financial Regulator under Section 10 of the Investment Intermediaries Act 1995, (as amended (the "Subadvisor").
WHEREAS, the Advisor is the investment advisor to Calvert Impact Fund, Inc. (the “Company”), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Calvert Global Energy Solutions Fund, a series of the Company, and any additional series thereof, for which Schedules are attached hereto (each such series referred to individually as the "Fund" or “Portfolio”);
NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:
1.    Services to be Rendered by the Subadvisor to the Fund.
(a) Investment Program. Subject to the control of the Fund’s Board of Directors ("Directors") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions, which are subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadvisor will for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors or Advisor may establish. The Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.
(b) Availability of Personnel. The Subadvisor at its expense will make available to the Directors and Advisor at reasonable times, its portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.
(c) Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions), including but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.
(d) Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.
(e) Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information and shall assist the Directors and Advisor in any fair value determinations as necessary, relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.
(f) Executing Portfolio Transactions.
i) Brokerage In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to the policies adopted by the Fund's Directors, the Subadvisor, in carrying out its duties under Section 1(a), may cause the Fund to pay a broker-dealer which furnishes brokerage or research services, as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the "34 Act") or formal/informal staff opinions a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the subadvisor with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the '34 Act or rules).
ii) Aggregate Transactions In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.
iii) Directed Brokerage. The Advisor may direct the Subadvisor to use a particular broker or dealer for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so and is in compliance with Federal and State securities laws.
(iv) Reports on Portfolio Transactions. The Subadvisor shall provide to the Advisor and the Directors such reports in respect to the placement of portfolio transactions, for the Fund as the Advisor or the Directors may reasonably request and, upon such request, will provide the Advisor and the Directors with its policies and practices with respect to “soft dollar” transactions and aggregate trading.
v) Brokerage Accounts. The Advisor authorizes and empowers the Subadvisor to direct the Fund’s custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above. The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund’s custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.
(g) Application of Social Investment Criteria.
(i) Advisor’s Responsibility. The Advisor is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities meet the Fund's social investment criteria, as may be amended from time to time by the Directors and for notifying the Subadvisor of its determination.
ii) Subadvisor’s Responsibility.
(a)    Potential Investments. The Subadvisor will buy only those Securities permitted by the Fund’s investment program, which the Subadvisor (subject to prior approval by the Advisor), determines to pass the Fund's social investment criteria.
(b)    Portfolio Holdings that become a “Fail”. In the event that a security already in the Fund’s portfolio is deemed to no longer pass the Fund’s social investment criteria, the Advisor shall instruct the Subadvisor whether the Subadvisor should dispose of the security immediately or at such time as the Subadvisor believes would be least detrimental to the Fund. To the extent instructed by the Advisor, the Subadvisor shall have no liability for the disposition of any securities under this sub-paragraph. With respect to this sub-paragraph, the form of notification shall be mutually agreed upon by the parties.
(h) Voting Proxies. The Subadvisor agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Fund’s Proxy Voting Guidelines, (a copy of which has been provided to the Subadvisor) to the extent that the Subadvisor receives timely notice that the Advisor no longer will be voting proxies for the Fund’s portfolio investments.
Accordingly, in the situation where the Adviser has assumed responsibility for voting proxies for the Fund’s portfolio investments, the Subadvisor agrees to take any and all appropriate actions to facilitate the Advisor’s timely receipt of all proxies for the Fund's portfolio investments, which the Advisor, in turn, will vote.
(i) Furnishing Information for the Fund's Proxies and Other Required Mailings. The Subadvisor agrees to provide the Advisor in a timely manner with all information relating to the Subadvisor, necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.
2.    Books, Records and Procedures
(a) In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.
(b) The Subadvisor warrants that it is duly registered and in good standing as a registered investment advisor with the U.S. Securities and Exchange Commission. Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940 and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.
(c) The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund. Further, the Subadvisor will not undertake, or permit such persons to undertake, any activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement, or under the Code of Ethics.

(d) The Subadvisor represents that it has adopted and will maintain at all times written supervisory procedures in accordance with Rule 206(4)-7 under the Investment Advisors Act of 1940 that are reasonable designed to prevent violations of the federal securities laws.
(e) The Subadvisor periodically shall supply to the Board of Directors its policies on “soft dollars”, trade allocations and brokerage allocation, such other policies and procedures as may be required under Rule 38a-1 of the 1940 Act and Rule 206(4)-7 of the Investment Advisers Act of 1940 and any other material the Adviser may reasonably request.
(f) The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

3.
Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act (“40 Act Company”) investing primarily in the “water-related solutions” and “sustainable energy solutions” sectors, as those terms are commonly understood, without prior notice to the Adviser. In addition, during the term of this Agreement, the Subadvisor shall not provide services to another “socially screened” (as that term is also commonly understood) 40 Act Company, without prior notice to the Adviser.

4.
Compensation. The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Advisor (and not by the Fund/Company). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Declaration of Trust and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Company shall not be deemed to affect the interest of any other series of the Company and shall not require the approval of shareholders of any other series of the Company.

Any compensation payable under this paragraph shall exclude any assets invested under the Fund’s High Social Impact Investments and/or Special Equities programs.

5.
Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Company shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

6.
Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of the Fund’s outstanding voting securities or as otherwise provided by law, or pursuant to an exemptive order governing such vote. This Agreement shall remain in full force and effect with respect to the Fund continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows

(a) The Company may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of the Company or (ii) outstanding voting securities of the applicable series of the Fund.
(b) This Agreement shall be effective through January 1, 2017, and will terminate automatically with respect to a Fund unless at least annually thereafter, the continuance of this Agreement is specifically approved by (i) the Directors of the Company or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Directors of the Fund, who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.
(c) The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.
(d) The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

Upon termination of this Agreement with respect to any Fund,
(a) The duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and
(b) Both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

7.	Notification to the Advisor. The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:
(a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended;
(b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or
(c) a material violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such violation; or
(d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the services provided for under this Agreement.

8.
Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

9.
Indemnification. The Subadvisor shall indemnify and hold harmless the Advisor, the Fund/Company and their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

The Subadvisor shall indemnify and hold harmless the Advisor, the Fund/Company and their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise solely on account of any Subadvisor’s action(s) in respect to any change of control and are not otherwise typically borne by the Fund/Company. These expenses shall include but are not exclusive of, the cost of notice to shareholders of any meeting or vote necessary to approve the Investment Subadvisory Agreement and the cost of reprinting shareholder communications describing the new Investment Subadvisory Agreement.
The Advisor shall indemnify and hold harmless the Subadvisor, the Fund/Company, their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund/Company.
This Section 9 shall survive the termination of this Agreement.

10.
Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the State of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

11.
Confidentiality; Use of Name. This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-use agreement (“Non-Use Agreement”) not materially different than the one attached hereto as Exhibit 1. For a period of two (2) years from the date of termination of the Agreement, the Subadvisor shall not attempt to develop, market or sell any product, which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

It is acknowledged and agreed that the names of the Advisor, the Subadvisor, and the Fund or its service providers, and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property. The parties agree neither will use the name of the other, or any Mark, without the prior written consent of the other party, except to the extent that such use is limited to the name, performance data, biographical data and other pertinent data by the Advisor for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Advisor without the prior written consent of Advisor or the Subadvisor, as the case may be, which consent shall not be unreasonably withheld. The provisions of this Section 11 shall survive termination of this Agreement.

12.
Miscellaneous. Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission or electronic mail to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

Subadvisor agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not, directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Advisor or any affiliate thereof without the prior written permission of the Advisor.
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
The Advisor and the Subadvisor each represents and warrants that it has the power to execute and deliver this Agreement and any other documentation relating hereto and to perform its respective obligations under this Agreement and that it has taken all necessary action to authorize such execution delivery and performance. Such execution, delivery and performance do not violate or conflict with any law applicable to the Advisor or the Subadvisor, respectively, any order of judgment of any court or other governmental agency, or any contractual restriction binding on or affecting the Advisor or the Subadvisors, respectively. The obligations of the Advisor and the Subadvisors, respectively, under this Agreement constitute their respective legal, valid and binding obligations, enforceable against each of them in accordance with the terms hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.
CALVERT INVESTMENT MANAGEMENT, INC.
BY:______________________________________
Name: John P. Nichols
Title: Vice President - Equities
KLEINWORT BENSON INVESTORS INTERNATONAL LTD
BY:_______________________________________
Name: Geoffrey Blake
Title: Director

Schedule to the Investment Subadvisory Agreement
between Calvert Investment Management, Inc.
and Kleinwort Benson International Ltd
As compensation pursuant to Section 4 of the Subadvisory Agreement between Calvert Investment Management, Inc. (the "Advisor") and Kleinwort Benson Investors International Ltd (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual subadvisory fee computed daily and payable monthly, based on the average daily net assets it manages of each Fund as follows:
First $150 million:        0.60% of its average daily net assets
$150 million and above:    0.50% of its average daily net assets
Fee Waiver. If all parties, including any other subadvisors with assets of the Fund(s) under current management, agree in advance, the Subadvisor may agree to waive its Subadvisory Fee to the same extent, calculated as a percentage, as the Advisor waives its advisory fee voluntarily or due to state expense limitations or as may be otherwise required by law. To the extent the Advisor is able to recapture waived fees pursuant to its Investment Advisory Agreement with the Fund, the Advisor will pay the Subadvisor a subadvisory fee on the recaptured advisor's fee in accordance with this Schedule.
Per Section IV of this Agreement, the Fee excludes any assets invested in the Fund(s)’ High Social Impact Investments and/or Special Equities programs.